UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2013

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Executive Leadership

On May 14, 2012, BlueLinx Holdings Inc. (the “Company”) announced that George R. Judd would no longer serve as President and Chief Executive Officer of the Company, effective May 14, 2013.  Mr. Judd also resigned as a director of the Company effective May 16, 2013, after the annual meeting of stockholders.  The Board of Directors of the Company has appointed Howard S. Cohen to serve as Executive Chairman to facilitate an orderly transition while the Board conducts a search for a successor to Mr. Judd.

Mr. Cohen, age 66, has been a director of the Company since 2007 and has served as Chairman of the Board since 2008.  Mr. Cohen previously served as Interim Chief Executive Officer from March 2008 through October 2008 and as Executive Chairman from March 2008 through March 2009.  He is a Senior Advisor to Cerberus. Mr. Cohen possesses 33 years of leadership experience, including service as President and CEO of four publicly-traded companies: GTECH Corporation, from 2001 to 2002; Bell & Howell, from 2000 to 2001; Sidus Systems Inc., from 1998 to 1999; and Peak Technologies Group, Inc., from 1996 to 1998. Mr. Cohen has also managed independent divisions of three Fortune 500 companies. Mr. Cohen serves as the Chairman of the Board of Directors of Albertsons LLC and Equable Ascent Financial, LLC, both of which are Cerberus portfolio companies. Mr. Cohen previously served on the Board of SSA Global Technologies, Inc. from 2005 until 2007.

Employment Agreements

On May 15, 2013, the Company entered into Employment Agreements with each of its Vice President, General Counsel and Corporate Secretary and Vice President, Human Resources (each an “Employment Agreement”).  Each of the Employment Agreements expires on January 8, 2015, except that each Employment Agreement will be renewed automatically for an additional one-year period unless ninety days prior written notice is given by either party in advance of the expiration date of any such extended term.

Sara E. Epstein Employment Agreement

The Employment Agreement entered into with Sara E. Epstein, the Vice President, General Counsel and Corporate Secretary (the “Epstein Employment Agreement”), provides that Ms. Epstein will receive a base salary at the rate of $240,000 per year. Ms. Epstein shall also be eligible to receive an annual bonus pursuant to the terms of our annual bonus plan, with the annual bonus potential to be a target of 40% of her base salary up to a maximum of 80% of base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Compensation Committee of the Board of Directors of the Company in advance for each fiscal year in accordance with the terms of the applicable bonus plan. In addition, the Epstein Employment Agreement provides that Ms. Epstein is eligible to participate in all benefit programs for which senior executives are generally eligible.

                Under the Epstein Employment Agreement, the Company may terminate Ms. Epstein’s employment for cause or without cause. If Ms. Epstein’s employment is terminated without cause or she resigns for good reason, the Epstein Employment Agreement provides Ms. Epstein with, among other things, payment equal to one time her annual base salary in effect immediately prior to the date of termination, plus one time the amount equal to the target bonus for Ms. Epstein for the fiscal year prior to the year of the termination of her employment, payable in twelve equal monthly installments commencing on the earlier to occur of the first business day of the seventh month after the date of termination or Ms. Epstein’s death. The Epstein Employment Agreement also contains confidentiality provisions.

     The foregoing description is qualified in its entirety by reference to the Epstein Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

James P. Soggs Employment Agreement

The Employment Agreement entered into with James P. Soggs, the Company’s Vice President, Human Resources (the “Soggs Employment Agreement”), provides that Mr. Soggs will receive a base salary at the rate of $200,000 per year. Mr. Soggs shall also be eligible to receive an annual bonus pursuant to the terms of our annual bonus plan, with the annual bonus potential to be a target of 40% of his base salary up to a maximum of 80% of base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Compensation Committee of the Board of Directors of the Company in advance for each fiscal year in accordance with the terms of the applicable bonus plan. In addition, the Soggs Employment Agreement provides that Mr. Soggs is eligible to participate in all benefit programs for which senior executives are generally eligible.

Under the Soggs Employment Agreement, the Company may terminate Mr. Soggs’s employment for cause or without cause. If Mr. Soggs’s employment is terminated without cause or he resigns for good reason, the Agreement provides Mr. Soggs with, among other things, payment equal to one time his annual base salary in effect immediately prior to the date of termination, plus one time the amount equal to the target bonus for Mr. Soggs for the fiscal year prior to the year of the termination of his employment, payable in twelve equal monthly installments commencing on the earlier to occur of the first business day of the seventh month after the date of termination or Mr. Soggs’s death.

The Soggs Employment Agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing for a period of one year following his date of termination.

The foregoing description is qualified in its entirety by reference to the Soggs Employment Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 16, 2013, the Company held its Annual Meeting of Stockholders to (1) elect nine directors to hold office until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified, (2) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2013, and (3) approve the advisory, non-binding resolution regarding the executive compensation described in the Company’s Proxy Statement.

At the close of business on April 3, 2013, the record date, an aggregate of 86,620,463 shares of the Company’s common stock were issued and outstanding.  At the meeting, 80,481,017 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

At the May 16, 2013 Annual Meeting, the Company’s stockholders voted as follows:

(1)	For the election of the below-named nominees to the Board of Directors of the Company:

Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Howard S. Cohen	65,609,801	8,067,733	6,803,483
Richard S. Grant	72,895,389	782,145	6,803,483
George R. Judd	65,781,756	7,895,778	6,803,483
Steven F. Mayer	66,013,257	7,664,277	6,803,483
Alan H. Schumacher	72,819,195	858,339	6,803,483
M. Richard Warner	72,615,057	1,062,477	6,803,483
Ronald E. Kolka	66,013,557	7,663,977	6,803,483
Roy W. Haley	72,908,001	769,533	6,803,483
Kim S. Fennebresque	72,907,901	769,633	6,803,483

(2)	For the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2013:

For	Against	Abstain
79,797,419	675,386	8,212

(3)	For the approval of the advisory, non-binding resolution regarding the executive compensation described in the Company’s Proxy Statement:

For	Against	Abstain	Broker Non-Vote
72,426,535	1,242,478	8,521	6,803,483

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

10.1	Employment Agreement by and between BlueLinx Holdings Inc. and Sara E. Epstein, dated May 15, 2013.
10.2	Employment Agreement by and between BlueLinx Holdings Inc. and James P. Soggs, dated May 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By:	/s/ Sara E. Epstein
Sara E. Epstein
Corporate Secretary

Dated:  May 17, 2013